TERM LOAN NOTE

$5,000,000	September 13, 2007

          FOR VALUE RECEIVED, the undersigned, FORTIFIED HOLDINGS CORP. (formerly Aegis Industries, Inc.), a Nevada corporation (“Maker”), does hereby promise to pay to the order of THOMAS KEENAN VENTURES, LLC (“Holder”), at its office at 71 Wright Street, Westport, CT 06880, or at such other place as the holder hereof (including Holder, hereinafter referred to as “Holder”) may designate, the principal sum of FIVE MILLION DOLLARS ($5,000,000), in Dollars and in immediately available funds, together with interest on the unpaid principal under this Note beginning on the date hereof, before and after maturity (by acceleration or otherwise) or judgment (but subject to the default rate of interest set forth below), at the per annum rates described below, and to pay all taxes (except taxes on the overall net income or gross receipts of Holder) levied or assessed on this Note or the debt evidenced hereby against Holder, and together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or other agreement relating to this Note or in any litigation or controversy arising from or connected with this Note.

          This Note has been executed and delivered subject to the following terms and conditions:

1.      Definitions.

          As used above, in this Paragraph 1 and elsewhere in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks located in Hartford, Connecticut are required or authorized by law to close.

          “Change of Control” means any one of the following events: (i) the consummation of a merger, reorganization, consolidation or sale or other transfer of all or substantially all of the assets of the Maker or all or substantially all of the combined voting power of the Maker’s then outstanding voting securities (“Outstanding Voting Securities”) (each a “Corporate Transaction”), excluding, however, such a Corporate Transaction pursuant to which all or substantially all of the persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the Outstanding Voting Securities of the corporation or other entity resulting from such Corporate Transaction.

          “Default Rate” shall have the meaning assigned to it in Section 2(b) hereof.

          “Dollar” and the sign “$” mean lawful money of the United States of America.

          “Event of Default” shall have the meaning assigned to that term in Paragraph 7 hereof.

          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to banking institutions on such day on such transactions as determined by Holder.

          “Guaranty” means that certain Continuing Guaranty Agreement of Guarantor dated as of even date herewith in favor of Holder.

          “Guarantor” means Fortified Data Communications, Inc. (formerly Aegis Merger Corporation).

          “Loan” means the loan evidenced by this Note.

          “Loan Documents” means this Note, the Guaranty and any other documents relating thereto.

          “Maturity Date” means March 31, 2008.

          “Merger Documents” means that certain Agreement and Plan of Merger dated as of even date herewith by and among Z5 Technologies LLC, Aegis Merger Corporation, (k/n/a/ Fortified Data Communications, Inc.) , Aegis Industries, Inc. (k/n/a/ Fortified Holdings Corp.) and Thomas Keenan Ventures, LLC, and any other related document including, but not limited to, the Related Documents, the New Employment Agreements and the Registration Rights Agreement.

          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, Maker arising under any Loan Document or otherwise with respect to any loan by Holder to Maker or under the Merger Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Maker or any affiliate thereof of any proceeding under any debtor relief laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and all reasonable out-of-pocket costs, expenses, fees, charges and attorneys’, paralegals’ and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, the Note, any of the other Loan Documents or the Merger Documents, any related agreement, document or instrument, and the rights and remedies hereunder or thereunder.

          “Principal Repayment Date” means each date a payment of principal is due pursuant to Section 3(b).

2.      Interest Rates, Interest Periods, Default Rate, Calculation of Interest, Lawful Interest.

          (a)      Pre-default Rates. Subject to the terms of Paragraph 2(b), the Loan shall bear interest at a rate per annum equal to five percent (5%).

          (b)      Default Rate. Upon the occurrence of an Event of Default or after maturity (by acceleration or otherwise) or after judgment has been rendered on this Note, the unpaid principal balance of this Note shall automatically and without notice bear interest at the lesser of (i) thirteen percent (13%), or (ii) the maximum rate per annum permitted by applicable law, if any (the “Default Rate”).

          (c)      Calculation of Interest. All computations of interest under this Note shall be made on the basis of a 360 day year and the actual number of days elapsed.

          (d)      Lawful Interest. Notwithstanding any provisions of this Note, it is the understanding and agreement of Maker and Holder that the maximum rate of interest to be paid by Maker to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged under the laws of the State of Connecticut. In this regard, it is expressly agreed that it is the intent of Maker and Holder in the execution, delivery and acceptance of this Note to contract in strict accordance with the laws of the State of Connecticut (without regards to its conflict of laws provisions) from time to time in effect. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan, shall be deemed by any competent court of law or other governmental authority to exceed the maximum rate of interest permitted to be charged by Holder to Maker, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

3.      Payments.

          (a)      Interest. Interest on the Loan shall be due and payable in Dollars in immediately available funds on each Principal Repayment Date.

          (b)      Principal. Principal shall be due and payable in Dollars in immediately available funds as follows: (i) five hundred thousand dollars ($500,000) on October 8, 2007; (ii) one million dollars ($1,000,000) on November 15, 2007; (iii) one million dollars ($1,000,000) on January 1, 2008, (iv) one million two hundred fifty thousand dollars ($1,250,000) on February 15, 2008; and (v) one (1) final installment in an amount equal to the then outstanding principal on the Maturity Date. Notwithstanding anything herein to the contrary, unless sooner accelerated as a result of the occurrence of an Event of Default, the entire outstanding indebtedness under this Note, including, but not limited to, outstanding principal together with any and all accrued and unpaid interest and any other amounts due hereunder, shall be due and payable in full, in Dollars and in immediately available funds on the Maturity Date.

          (c)      Method of Payment. Maker shall make each payment due under this Note to Holder not later than 3:00 P.M., Stamford, Connecticut time on the date when due in Dollars in immediately available funds, without setoff, defense or counterclaim. Whenever any payment to be made under this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest.

4.      Late Charge. Holder may collect a late charge not to exceed five (5) percent of any installment of interest or payment of principal or any other amount due to Holder, which is not paid or reimbursed in full, in Dollars and in immediately available funds by Maker within ten (10) days of the due date thereof.

5.      Prepayment.

          (a)      Voluntary. Maker may, at its option and upon ten (10) Business Days' prior written notice, prepay principal evidenced by this Note, in whole or in part, on the condition that Maker shall pay all accrued interest on the principal being paid to the date of such prepayment.

          (b)      Partial Prepayments. Any and all partial prepayments of the Loan shall be applied to principal installments due hereunder in the inverse order of maturity and shall not relieve Maker's obligation to make regularly-scheduled principal and other payments hereunder.

6.      RESERVED.

7.      Events of Default; Remedies. Each of the following shall constitute an “Event of Default” hereunder:

          (a)      Maker shall fail to pay the principal of, premium, if any, or interest on this Note, or any amount of any fee, or any other indebtedness owing to Holder when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (b)      immediately upon the termination of the employment of Brendan Reilly without Cause or for Good Reason (as such terms are defined in the Employment Agreement by and between Brendan Reilly and the Maker, dated as of the date hereof); or

          (c)      Maker and/or Guarantor shall admit to Holdings its inability to pay its debts as they mature, shall fail generally to pay its debts as they become due, or shall make an assignment for the benefit of its or any of its creditors; or

          (d)      Proceedings in bankruptcy or for reorganization of Maker and/or Guarantor or for the readjustment, arrangement, composition or adjustment of any of Maker's or Guarantor's debts under the federal bankruptcy act, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, (i) shall be commenced by Maker and/or Guarantor, or (ii) shall be commenced against Maker and/or Guarantor and shall not be discharged, vacated, dismissed, or stayed within forty-five (45) calendar days of their commencement, or Maker and/or Guarantor shall discontinue its business or materially change the nature of its business; or

          (e)      A receiver, liquidator or trustee shall be appointed by Maker and/or Guarantor or by Maker and/or Guarantor for any substantial part of the assets of Maker or Guarantor, or any proceedings shall be instituted by Maker and/or Guarantor for the dissolution or the full or partial liquidation of Maker and/or Guarantor, or Maker and/or Guarantor shall discontinue its business or materially change the nature of its business; or

          (f)      Guarantor shall revoke its Guaranty or the Guaranty is otherwise terminated for any reason whatsoever; or

          (g)      In the event of a Change of Control of the Maker.

          Upon the occurrence and during the continuance of any Event of Default which is not cured in a period of seven (7) calendar days, Holder may declare all outstanding indebtedness hereunder to be forthwith due and payable, whereupon all indebtedness hereunder shall become and be forthwith due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by Maker, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided, however, that upon the occurrence of any Event of Default described in Paragraphs 7(c), Paragraph 7(d), and Paragraph 7(e) herein, all outstanding indebtedness hereunder, including all interest, and all such other amounts payable under this Note and the other Loan Documents shall become automatically due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by Maker, anything contained herein or in any Loan Document to the contrary notwithstanding.

          The occurrence of an Event of Default under this Note shall constitute an event of default under or within the meaning of any other Loan Documents and vice versa, and shall also entitle Holder to initiate and pursue, in Holder's sole discretion exercised on one or more occasions, and all and any rights and remedies available to Holder hereunder and under any of the other Loan Documents, without notice to Maker (except as otherwise provided in any Loan Document).

8.      Prejudgment Remedy and Other Waivers. (a) TO INDUCE HOLDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTIONS EVIDENCED BY THIS NOTE, AND THE OTHER LOAN DOCUMENTS, MAKER AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND (SUBJECT ONLY TO SECTION 8(B) HEREOF) WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR UNDER ANY OTHER FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES HOLDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST HOLDER'S ATTORNEY WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, SUBJECT ONLY TO SECTION 8(B) HEREOF, IN THE EVENT HOLDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, MAKER IRREVOCABLY WAIVES ANY BOND

AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. SPECIFICALLY, MAKER RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF HOLDER'S RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST MAKER'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER AND MAKER WILL NOT HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE MAKER MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF MAKER IS TO GRANT TO HOLDER FOR GOOD AND VALUABLE CONSIDERATION THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO EXPRESS ITS BELIEF THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL UNLESS A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE OTHERWISE. FURTHER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE. FURTHER, TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, MAKER EXPRESSLY WAIVES ALL DEFENSES BASED UPON SURETYSHIP OR IMPAIRMENT OF COLLATERAL. MAKER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF THE WAIVERS GRANTED ABOVE. MAKER ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AND AFTER FULL CONSULTATION WITH COUNSEL AND CONSTITUTE A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOANS.

(b)      THE FOREGOING (i) WAIVER BY HOLDER OF ITS RIGHT TO A HEARING UNDER CHAPTER 903(a) OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR UNDER ANY OTHER FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES, (ii) AUTHORIZATION TO HOLDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, AND (iii) WAIVER OF ANY BOND, SURETY OR SECURITY OR OF ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF A SUIT OR ACTION AS DESCRIBED ABOVE, SHALL NOT APPLY (x) IF MAKER OR ANY OTHER MEMBER OF THE PURCHASER GROUP (AS DEFINED IN THE MERGER AGREEMENT) SHALL HAVE GIVEN WRITTEN NOTICE OF A CLAIM FOR INDEMNIFICATION BY SELLER PURSUANT TO SECTION 9.1(a)(i) OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 31, 2007 BY AND AMONG MAKER, SELLER, Z5 TECHNOLOGIES LLC AND AEGIS MERGER CORPORATION (n/k/a FORTIFIED DATA COMMUNICATIONS, INC.) (THE “MERGER AGREEMENT”) PRIOR TO THE COMMENCEMENT OF SUCH ACTION BY HOLDER, OR (y) WHILE THE

PRINCIPAL OF OR ACCRUED INTEREST ON ANY ONE OR MORE OF THE PROMISSORY NOTES OF MAKER LISTED ON SCHEDULE A HERETO REMAINS OUTSTANDING (NEITHER PAID IN FULL, NOR CONVERTED TO EQUITY, NOR A COMBINATION THEREOF) UNLESS HOLDER HAS OBTAINED THE WRITTEN CONSENT OF THE HOLDER(S) OF SUCH OUTSTANDING NOTE(S).

9.      Jury Trial Waiver. MAKER AND HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF HOLDER RELATING TO THE ADMINISTRATION OF ANY OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. MAKER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF THE WAIVERS GRANTED ABOVE. MAKER ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AND AFTER FULL CONSULTATION WITH COUNSEL AND CONSTITUTE A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOANS.

10.      No Waiver. Failure by Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and Holder shall retain the right thereafter to insist upon strict performance by Maker of any and all terms and provisions of this Note or any other Loan Documents.

11.      General. No course of dealing on the part of Holder nor any delay on the part of Holder in exercising any right hereunder or under any other Loan Documents shall operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent default. The rights and remedies of Holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any other Loan Documents and under all applicable laws. This Note is the final, complete and exclusive statement of the terms governing the Loan.

12.      Acknowledgment of Copy, Replacement Note. Maker acknowledges receipt of a copy of this Note. Upon receipt of any affidavit of an officer of Holder as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, if any, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, Maker will issue, in lieu thereof, a replacement of this Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

13.      Assignments. Maker hereby agrees that Holder, in its sole discretion, shall have the unrestricted right at any time and from time to time, and without Maker's or any Guarantor's consent, to assign all or a portion of its rights and obligations under this Note and other Loan Documents to one or more banks, other financial institutions, or any other person or entity (each, an “Assignee”). In the event of any such assignment to an Assignee, Maker and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other Loan Document, as Holder shall deem reasonably necessary to effect the foregoing (provided, however, that such documents and amendments do not substantively affect the terms of the Loan). In addition, at the request of Holder and any such Assignee, Maker shall issue one or more new Notes, as applicable, to any such Assignee and, if Holder has retained any of its rights and obligations following such assignment, to Holder, which new Notes shall be issued in replacement of, but not in discharge of, the Obligations evidenced by this Note prior to such assignment and shall reflect the amount of the respective Loans held by such Assignee and Holder after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Holder in connection with such assignment, such Assignee shall be a party to this Note and shall have all of the rights and obligations of Holder hereunder (and under any and all other Loan Documents) to the extent that such rights and obligations have been assigned by Holder pursuant to the assignment documentation between Holder and such Assignee, and Holder shall be released form its obligations hereunder to a corresponding extent. Holder may furnish any information concerning Maker in its possession from time to time to Assignees and prospective Assignees, provided that Holder shall require any such Assignees and prospective Assignees to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or governmental authorities.

14.      Governing Law. This Note shall be governed by the laws of the State of Connecticut (without regard to its conflicts of law provisions).

15.      Severability. If any provision of this Note is deemed void, invalid or unenforceable under applicable law, such provision is and will be deemed to be totally ineffective to that extent, but the remaining provisions shall be deemed unaffected and shall remain in full force and effect.

16.      Successors and Assigns. The provisions of this Note shall bind the assigns and successors of Maker and shall inure to the benefit of Holder, its successors and assigns.

[INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as a sealed instrument.

FORTIFIED HOLDINGS CORP.
(formerly Aegis Industries, Inc.)

By: /s/ Dennis Mee
       Dennis Mee
       Interim President, Chief Financial Officer & Secretary

Schedule A

Original
Payee	Date	Principal Amount
Greg Veitch	April 26, 2007	$ 250,000
Tom Joyce	April 26, 2007	$ 250,000
Jason Baer	May 4, 2007	$ 50,000
William P. Whalen	May 9, 2007	$ 100,000
Charles Schwab & Co. Inc.		$ 100,000
as Custodian for Paul M. Foley IRA	May 11, 2007